                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12
/ / Confidential, for Use the Commission Only (as permitted by Rule 14a-6(e)(2))

                              ANALOG DEVICES, INC.
                (Name of Registrant as Specified In Its Charter)

                              ANALOG DEVICES, INC.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

- --------------------------------------------------------------------------------

                               PRELIMINARY COPIES

                              ANALOG DEVICES, INC.

                               ONE TECHNOLOGY WAY

                       NORWOOD, MASSACHUSETTS 02062-9106

                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 14, 1995

TO THE STOCKHOLDERS:

     The 1995 Annual Meeting of Stockholders of Analog Devices, Inc. (the "Company") will be held at the World Trade Center Boston, Commonwealth Pier, Boston, Massachusetts, on Tuesday, March 14, 1995 at 10:00 a.m. (Boston Time) to consider and act upon the following matters:

     1. To elect three members of the Board of Directors to serve as Class II Directors for a term of three years.

     2. To approve an amendment to the Company's Articles of Organization increasing the number of authorized shares of Common Stock from 150,000,000 to 300,000,000 shares.

     3.  To approve the Company's 1994 Director Option Plan.

     4. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 28, 1995.

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on January 27, 1995 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.

                                            By order of the Board of Directors,

                                                 PAUL P. BROUNTAS, Clerk

Norwood, Massachusetts
February   , 1995

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               PRELIMINARY COPIES

                              ANALOG DEVICES, INC.

                               ONE TECHNOLOGY WAY

                       NORWOOD, MASSACHUSETTS 02062-9106



               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 14, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Analog Devices, Inc. (the "Company") for use at the 1995 Annual Meeting of Stockholders to be held on March 14, 1995 and at any adjournment of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company.

     On January 27, 1995, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and
entitled to vote an aggregate of           shares of Common Stock of the
Company, $.16 2/3 par value per share ("Common Stock"). Stockholders are entitled to one vote per share.

     The Company's Annual Report for the fiscal year ended October 29, 1994 is being mailed to stockholders concurrently with this Notice and Proxy Statement
on or about February   , 1995.

     All share and per share price information set forth in this Proxy Statement has been restated to give effect to the three-for-two stock split effected as a 50% Common Stock dividend declared on November 29, 1994 and distributed by the Company on January 4, 1995 to stockholders of record December 12, 1994 (hereinafter, the "Stock Split").

VOTING SECURITIES AND VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for the approval of the proposed amendment to the Company's Articles of Organization. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required for the approval of the other matters to be voted upon.

     Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as votes cast or shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast or as shares present or represented.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of December 31, 1994, regarding the ownership of the Company's Common Stock by (i) the only persons known by the Company to own more than five percent of the outstanding shares,
(ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group:

                                                                SHARES OF
                                                               COMMON STOCK   PERCENTAGE OF
                      NAME AND ADDRESS                         BENEFICIALLY    COMMON STOCK
                     OF BENEFICIAL OWNER                         OWNED(1)     OUTSTANDING(2)
                     -------------------                       ------------   --------------
5% Stockholders:
FMR Corp.....................................................   5,793,000(3)        7.7%
82 Devonshire Street
Boston, MA 02109

Directors and Executive Officers:
Morris Chang.................................................       7,500            *
John L. Doyle................................................       9,000(4)         *
Jerald G. Fishman............................................     174,578(5)         *
Samuel H. Fuller.............................................           0            *
Philip L. Lowe...............................................      20,461(4)         *
Gordon C. McKeague...........................................      15,000(6)         *
Joel Moses...................................................       4,999(7)         *
Ray Stata....................................................   2,698,453(8)        3.6%
Lester C. Thurow.............................................      14,999(9)         *
William A. Martin............................................      10,137(10)        *
Brian P. McAloon.............................................      56,851(9)         *
Joseph E. McDonough..........................................      52,770            *
All directors and officers as a group (12 persons)...........   3,064,748(11)       4.1%

- ---------------

   * Percentage is less than 1% of the total number of outstanding shares of Common Stock of the Company.

 (1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares which the person or entity has the right to acquire within 60 days after December 31, 1994. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (2) Number of shares deemed outstanding includes 75,383,933 shares outstanding as of December 31, 1994, plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within 60 days after December 31, 1994.

 (3) Represents shares beneficially owned as of October 31, 1994 based upon information provided to the Company by FMR Corp. FMR Corp. has sole dispositive power with respect to all of such shares and sole voting power with respect to 23,000 of such shares.

 (4) Includes options for 7,500 shares which are exercisable within 60 days of December 31, 1994.

 (5) Includes options for 35,000 shares which are exercisable within 60 days of December 31, 1994.

 (6) Includes options for 4,500 shares which are exercisable within 60 days of December 31, 1994.

 (7) Includes options for 3,000 shares which are exercisable within 60 days of December 31, 1994.

 (8) Excludes 447,699 shares of Common Stock held by Mr. Stata's wife and children and 878,091 shares held in trust for his children, as to which Mr. Stata disclaims beneficial ownership. Includes 435,000 shares of Common Stock held in a charitable remainder unitrust UAD 12/29/94. Also includes 18,698 shares of Common Stock subject to outstanding stock options held by Mr. Stata which are exercisable within the 60-day period following December 31, 1994.

 (9) Includes options for 2,500 shares which are exercisable within 60 days of December 31, 1994.

(10) Includes options for 7,550 shares which are exercisable within 60 days of December 31, 1994.

(11) Includes 88,748 shares subject to outstanding stock options held by five officers and seven outside directors which are exercisable within the 60-day period following December 31, 1994.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, all of which consist of three directors each. Class I Directors were elected at the 1994 Annual Meeting of Stockholders for a three-year term; Class II Directors will be elected at the Meeting for a three-year term; and Class III Directors were elected at the 1993 Annual Meeting of Stockholders for a three-year term (except for Mr. Fuller who was elected a director on December 7, 1994). In each case, members of each class will hold office until their successors have been duly elected and qualified.

     The nominees for Class II Directors, Messrs. Chang, Fishman and McKeague, are presently serving as directors of the Company. Mr. Chang has been a director of the Company since 1987, Mr. Fishman has been a director since 1991 and Mr. McKeague has been a director since 1977. The persons named in the enclosed proxy will vote for the election of all nominees for Class II Directors unless the proxy is marked otherwise or unless one or more nominees are unable or unwilling to serve. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors or the Board of Directors may reduce the number of directors.

     The following table sets forth the name, age, length of service as a director of each member of the Board of Directors, including the nominees for Class II Directors, information given by each concerning all positions he or she holds with the Company, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of December 31, 1994, appears under "Security Ownership of Certain Beneficial Owners and Management."

                        NOMINEES FOR CLASS II DIRECTORS
                  (TERMS EXPIRING AT THE 1998 ANNUAL MEETING)

     MORRIS CHANG, age 63, has been a director of the Company since 1987. He has been the Chairman of Taiwan Semiconductor Manufacturing Company since 1987 and the Chairman of Vanguard International Semiconductor Corp. since November 1994. Mr. Chang was the Chairman of Industrial Technology Research Institute, an industrial research and development organization in Taiwan, from 1988 to 1994 and the President of Industrial Technology Research Institute from 1985 to 1988. From 1984 to 1985, Mr. Chang was the

President of General Instrument Corp. and from 1972 to 1983, he served as a Senior Vice President of Texas Instruments, Inc. Mr. Chang has served as the Chairman of Wyse Technology since 1990.

     JERALD G. FISHMAN, age 49, has been a director of the Company since 1991. Mr. Fishman has been the President and Chief Operating Officer of the Company since November 1991 and served as Executive Vice President of the Company from 1988 to November 1991. He served as the Group Vice President-Components of the Company from 1982 to 1988. Mr. Fishman serves as a director of Chipcom Corporation, Augat, Inc. and Kollmorgen Corporation.

     GORDON C. MCKEAGUE, age 68, has been a director of the Company since 1977. Mr. McKeague is self-employed. He was formerly employed by Amoco Corporation from 1957 to 1990, most recently as Vice President of Corporate Development, Amoco Technology Company.

                              CLASS III DIRECTORS
                   (TERMS EXPIRE AT THE 1996 ANNUAL MEETING)

     JOHN L. DOYLE, age 63, has been a director of the Company since 1987. Mr. Doyle is retired. He was employed formerly by the Hewlett-Packard Company where he served as the Executive Vice President of Business Development from 1988 through 1991; Executive Vice President, Systems Technology Sector from 1986 to 1988; Executive Vice President, Information Systems and Networks from 1984 to 1986; and Vice President, Research and Development, from 1981 to 1984. He is a director of Xilinx, Inc. and Tab Products Company.

     RAY STATA, age 60, has been a director of the Company since 1965. He has served as the Chairman of the Board of Directors and Chief Executive Officer since 1973 and as the President of the Company from 1971 to November 1991.

     SAMUEL H. FULLER, age 48, was elected a director of the Company on December 7, 1994. Mr. Fuller has served as Vice President of Research of Digital Equipment Corporation since 1983. He is a director of Microelectronics and Computer Corporation and The Corporation for National Research Initiatives. Mr. Fuller is a member of the National Academy of Engineering and an IEEE Fellow.

                               CLASS I DIRECTORS
                   (TERMS EXPIRE AT THE 1997 ANNUAL MEETING)

     PHILIP L. LOWE, age 77, has been a director of the Company since 1973. Mr. Lowe is a principal of Philip L. Lowe and Associates, a management consulting firm, and a Trustee of MediTrust.

     JOEL MOSES, age 53, has been a director of the Company since 1982. Mr. Moses has been the Dean of the School of Engineering at the Massachusetts Institute of Technology since January 1991. He has been the D.C. Jackson Professor of Computer Science and Engineering at the Massachusetts Institute of Technology since September 1989 and was a Visiting Professor of Business Administration at Harvard University from September 1989 to June 1990. Mr. Moses was the Head of the Department of Electrical Engineering and Computer Science at the Massachusetts Institute of Technology from 1981 to 1989. He is a director of Coltec Industries, Inc.

     LESTER C. THUROW, age 56, has been a director of the Company since 1988. He is a Professor of Management and Economics at the Massachusetts Institute of Technology and, from 1987 to 1993, was the Dean of the Sloan School of Management at the Massachusetts Institute of Technology. Mr. Thurow is a
director of Grupo Casa Autrey, a                          .

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee which held five meetings during the fiscal year ended October 29, 1994. The members of the Audit Committee are currently Messrs. Doyle, Lowe, McKeague and Moses. The principal functions of the Audit Committee are to make recommendations to the Board of Directors regarding the selection, retention and termination, if necessary, of the Company's independent auditors; review the arrangements for and scope of the independent audits and the results of each audit; review the Company's internal auditing procedures; review any significant changes in accounting principles of the Company and any unusual, non-operating and/or non-recurring items; and review the compensation paid to the Company's independent auditors.

     The Company has a standing Compensation Committee, composed of Messrs. Chang, McKeague and Thurow, which held four meetings during the fiscal year ended October 29, 1994. The principal functions performed by the Compensation Committee during this past fiscal year were recommendations to the Board of Directors as to compensation arrangements, including the granting of stock options and restricted stock awards to employees of the Company.

     During the fiscal year ended October 29, 1994, the Board of Directors of the Company held four meetings. All directors attended at least 75% of the total number of meetings of the Board of Directors and of all committees of the Board on which they respectively served. The Company does not have a nominating committee.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company earn directors' fees of $15,000 per year plus $1,500 for attendance at each meeting of the Board and $1,500 for each committee meeting (reduced to $1,000 per committee meeting commencing in fiscal 1995). For the fiscal year ended October 29, 1994, Mr. Doyle, Mr. Lowe, Mr. McKeague and Mr. Moses each earned $21,000, Mr. Chang earned $20,250 and Mr. Thurow earned $19,500 in directors' fees.

     Directors who are not employees of the Company ("Nonemployee Directors") are entitled to participate in the Company's 1992 Director Option Plan ("1992 Director Plan") and 1994 Director Option Plan ("1994 Director Plan"). Pursuant to the 1992 Director Plan, each Nonemployee Director has received a one-time stock option grant for the purchase of 15,000 shares of Common Stock of the Company. Options for the purchase of a total of 105,000 shares of Common Stock have been granted under the 1992 Director Plan. The exercise price of such options was set at the fair market value per share on the date of grant, and the options are exercisable as to one-third of the shares covered by the option on each of the third, fourth and fifth anniversaries of the date of the option grant.

     On December 7, 1994, the Company adopted the 1994 Director Plan, which provides for the grant of an option for the purchase of 5,250 shares of Common Stock to each Nonemployee Director on December 7, 1994, or the date thereafter that the Nonemployee Director is first elected as a director, and the grant of three additional options for the purchase of 5,250 shares on each of the succeeding three anniversaries of the option grant date. On December 7, 1994, each of the Nonemployee Directors was granted an option for the purchase of 5,250 shares of Common Stock, at an exercise price of $22.17 per share, the fair market value per share on such date, subject to the approval of the 1994 Director Plan by the Company's stockholders at the Meeting. Upon approval of the 1994 Director Plan by the Company's stockholders, the 1992 Director Plan will terminate. For information relating to the 1994 Director Plan, see "Approval of the 1994 Director Option Plan."

TRANSACTIONS WITH DIRECTORS

     In September 1991, the Company retained John L. Doyle, a director, as a consultant at such time and for such services as determined by the Chairman of the Company. Mr. Doyle receives $3,250 for each day of consulting services under this arrangement. During the fiscal year ended October 29, 1994, Mr. Doyle received $100,340 for his consulting services to the Company.

     The Company purchases certain products manufactured by Taiwan Semiconductor Manufacturing Company ("TSMC"). Mr. Morris Chang, a director of the Company, is Chairman of the Board of Directors of TSMC. During the fiscal year ended October 29, 1994, the Company purchased an aggregate of approximately $28.4 million of products from TSMC. Substantially all of the products were purchased pursuant to open purchase orders containing the Company's standard terms and conditions of purchase. The Board of Directors has reviewed the business arrangements between the Company and TSMC and has determined that such arrangements are no less favorable to the Company than those that would be obtained from an unaffiliated third party.

EXECUTIVE COMPENSATION

  Summary Compensation


        The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chairman and Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving as executive officers on October 29, 1994 (collectively, the "Named Executive Officers"):

                                                    SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                --------------------------
                                                                                          AWARDS
                                                                                --------------------------
                                                     ANNUAL COMPENSATION         RESTRICTED
                   NAME AND                       --------------------------       STOCK         OPTIONS/      ALL OTHER
                   PRINCIPAL                              SALARY      BONUS        AWARDS          SARS       COMPENSATION
                   POSITION                       YEAR    ($)(1)     ($)(1)        ($)(2)         (#)(3)         ($)(4)
                   --------                       ----    -------    -------     ----------      --------     ------------
Ray Stata......................................   1994    592,125    427,968             0        120,000(5)      19,740
  Chairman of the Board                           1993    537,026    242,994             0              0         16,509
  and Chief Executive                             1992    482,699     47,040             0        150,000         16,020
  Officer

Jerald Fishman.................................   1994    573,287    414,589             0        120,000(5)      19,740
  President and Chief                             1993    524,036    236,888             0              0         16,509
  Operating Officer                               1992    475,893     40,625             0        300,000         16,020

Brian McAloon(6)...............................   1994    278,784    138,212       211,250         22,500         19,740
  Vice President, Sales                           1993    245,123     81,769             0              0         20,263

Joseph E. McDonough............................   1994    237,202    120,018       211,250         15,000         22,081
  Vice President,                                 1993    214,667     71,449             0              0         17,735
  Finance, and Chief                              1992    199,477     12,500        98,800         15,000         14,502
  Financial Officer

William A. Martin(7)...........................   1994    111,173     29,391             0          7,500         13,689
  Treasurer                                       1993     98,824     18,934             0              0          7,608

- ---------------
(1) Amounts shown represent cash compensation earned by the Named Executive Officers in the fiscal years presented, including amounts contributed at the election of these officers to the Company's defined contribution plan (the "Investment Partnership").


(2) The value of restricted stock awards was determined by multiplying the fair market value of the Company's Common Stock on the date of grant by the number of shares awarded. As of October 29, 1994, the number and value of aggregate restricted stock holdings were as follows: 60,000 shares ($1,460,000) by Mr. Stata; 112,500 shares ($2,737,500) by Mr. Fishman;
    52,500 shares ($1,277,500) by Mr. McAloon and 51,000 shares ($1,241,000) by
    Mr. McDonough. No cash dividends were paid in 1994 on the restricted stock reported in this column.

(3) Generally, options may not be exercised prior to the third anniversary of the date of grant of such option. Each option may be exercised on a cumulative basis as to one-third of the shares subject to the option on the third, fourth and fifth anniversaries of the date of grant of such option. The option exercise price is equal to the fair market value of the Common Stock on the date of grant. However, see note (5) below.

(4) Amounts shown as "All Other Compensation" are amounts contributed or accrued by the Company for each fiscal year for the Named Executive Officers under the Investment Partnership.

(5) Option is not exercisable until the fifth anniversary of the date of grant.

(6) Mr. McAloon was elected an executive officer of the Company effective December 9, 1992. Salary reflected in the table includes compensation paid to Mr. McAloon in all capacities during fiscal years 1993 and 1994.

(7) Mr. Martin was elected an executive officer of the Company effective March 9, 1993. Salary reflected in the table includes compensation paid to Mr. Martin in all capacities during fiscal year 1993 and 1994.

  Option Grant Table.

     The following table sets forth certain information regarding options granted during the fiscal year ended October 29, 1994 by the Company to the Named Executive Officers:

                                               OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                         -----------------------------------------
                                        PERCENT OF                                             VALUE
                         NUMBER OF        TOTAL                                       AT ASSUMED ANNUAL RATES
                         SECURITIES      OPTIONS/
                         UNDERLYING        SARS                                           OF STOCK PRICE
                          OPTIONS/      GRANTED TO                                         APPRECIATION
                            SARS        EMPLOYEES      EXERCISE OR                      FOR OPTION TERM(4)
                          GRANTED       IN FISCAL      BASE PRICE      EXPIRATION     -----------------------
NAME                       (#)(1)        YEAR(2)        ($/SH)(3)         DATE         5% ($)        10% ($)
- ----                     ----------     ----------     -----------     ----------     ---------     ---------
Ray Stata..............    120,000         5.8%           14.09          12/14/03     1,063,513     2,695,135
Jerald G. Fishman......    120,000         5.8%           14.09          12/14/03     1,063,513     2,695,135
Brian McAloon..........     22,500         1.1%           14.09          12/14/03       199,409       505,338
Joseph E. McDonough....     15,000         0.7%           14.09          12/14/03       132,939       336,892
William A. Martin......      7,500         0.4%           14.09          12/14/03        66,470       168,446

- ---------------

(1) Options granted pursuant to the Company's 1988 Stock Option Plan. Options   granted to Mr. Stata and Mr. Fishman first become
    exercisable in their entirety on the fifth anniversary of the date of grant. Options granted to Messrs. McAloon, McDonough and
    Martin become exercisable on a cumulative basis with respect to one-third of the shares subject to the option on each of the third, fourth and fifth anniversaries of the date of the option grant.

(2) Calculated based on an aggregate of 2,061,000 options granted under the Company's 1988 Stock Option Plan to employees during the fiscal year ended October 29, 1994.

(3) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(4) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will be dependent upon the future performance of the price of the Company's Common Stock.

     On December 9, 1994, Mr. Stata, Mr. Fishman, Mr. McAloon, Mr. McDonough and Mr. Martin were each granted an option to purchase 135,000, 135,000, 52,500, 45,000 and 9,900 shares of Common Stock of the Company, respectively, at an exercise price of $20.50, the fair market value per share on the date of grant. The options granted to Messrs. Stata and Fishman first become exercisable in their entirety on the fifth anniversary of the date of grant. The options granted to Messrs. McAloon, McDonough and Martin are exercisable in equal annual installments over three-year period commencing on the first anniversary of the date of grant.

  Option Exercises and Year-End Values


        The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended
October 29, 1994 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named
Executive Officers on October 29, 1994:

                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR-END OPTION VALUES

                                                                                         VALUE OF
                                                                      NUMBER OF         UNEXERCISED
                                                                     UNEXERCISED       IN-THE-MONEY
                                                                       OPTIONS            OPTIONS
                                                                      AT FISCAL          AT FISCAL
                                                                      YEAR- END          YEAR-END
                                             SHARES                      (#)              ($)(2)
                                            ACQUIRED      VALUE     --------------   -----------------
                                           ON EXERCISE   REALIZED    EXERCISABLE/      EXERCISABLE/
                  NAME                         (#)        ($)(1)    UNEXERCISABLE      UNEXERCISABLE
                  ----                     -----------   --------   --------------   -----------------
Ray Stata................................         0            0    18,698/270,000   330,323/3,891,600
Jerald Fishman...........................         0            0         0/420,000         0/6,778,600
Brian McAloon............................     4,000       54,874      2,500/40,000      51,044/547,763
Joseph E. McDonough......................     4,500       66,328      2,000/37,000      40,816/557,404
William A. Martin........................     3,000       52,155      6,550/20,500     121,152/320,052

- ---------------
(1) Value represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) Value of Unexercised In-The-Money options represents the difference between the closing price of the
    Company's Common Stock on October 28, 1994 and the exercise price of the option, multiplied by the number of shares subject to the option.

  Delinquent Filing of Forms 4

     Based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from certain reporting persons that no Form 5 filing was required for such person, the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act except that Mr. McAloon filed late a Form 4 for the month of March 1994.

SEVERANCE AND OTHER AGREEMENTS

     The Company has Employee Retention Agreements (the "Agreements") with four of its five current executive officers and with 23 additional key managers. The Agreements are automatically extended on an annual basis unless the Company provides at least three months' notice that the Agreements will not be extended. The Agreements provide for severance benefits if either (i) the employment of the employee is terminated by the Company (other than for cause or by reason of his death or disability) or by the employee for Good Reason (as defined in the Agreements) within 24 months after a Change in Control (as defined in the Agreements) which is approved by the Board of Directors or (ii) the employment of the employee terminates or is terminated for any reason (other than for cause or by reason of his death or disability) within 12 months after a Change in Control which is not approved by the Board of Directors. Each Agreement provides that, in the event of a Potential Change in Control (as defined in the Agreements), the employee shall not voluntarily resign as an employee, subject to certain conditions, for at least six months after the occurrence of such Potential Change in Control.

     The Agreements provide for the following severance benefits: (i) a lump-sum payment equal to 200% of the sum of the employee's annual base salary plus the aggregate cash bonuses paid or awarded to him in respect of the four fiscal quarters preceding his termination (299% in the case of seven of the 27 employees who are parties to such agreements, including Messrs. Stata, Fishman, McAloon and McDonough), (ii) the continuation of life, disability, dental, accident and group health insurance benefits for a period of 24 months and (iii) reimbursement of legal fees and expenses incurred by the employee in seeking to enforce his rights under his Agreement. In addition, to the extent that payments to the employee pursuant to his Agreement (together with any other payments or benefits, such as the accelerated vesting of stock options or restricted stock awards, received by the employee in connection with a Change in Control) would result in the triggering of the provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Agreement provides for the payment of an additional amount (the "Tax Gross-Up Amount") such that the employee receives, net of excise taxes, the amount he would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Code. Based on compensation levels as of December 31, 1994, each of Messrs. Stata, Fishman, McAloon and McDonough and all current executive officers as a group (including Messrs. Stata, Fishman, McAloon and McDonough), would be entitled to receive a lump-sum payment of $2,912,164, $2,821,126, $1,207,192, $1,048,278 and $7,988,760, respectively, under the Agreements. These amounts do not include the Tax Gross-Up Amounts, which would substantially increase the amounts payable under the Agreements, or the insurance or reimbursement benefits.

     The Company's Employee Change in Control Severance Policy and Senior Management Change in Control Severance Policy provide each employee of the Company (other than those who are party to the Agreements) with a lump-sum severance payment, based on length of service with the Company, in the event of the termination of his or her employment under certain circumstances within 18 months after a Change in Control (as defined in such policies). Such severance payments range from a minimum of two weeks of annual base salary (for an hourly employee with less than 90 days of service) to a maximum of 104 weeks of base salary plus an amount equal to the aggregate cash bonuses paid or awarded to the employee in respect of the four fiscal quarters preceding termination (for a senior management employee with 21 years of service). Pursuant to the Senior Management Change in Control Policy, Mr. Martin would be entitled to a lump-sum severance benefit of $165,077 based on his fiscal 1994 compensation.

     On September 14, 1994, the Company amended the stock option grants and restricted stock awards previously made to Mr. Fishman, the Company's President, to provide that if the Company terminates Mr. Fishman's employment prior to September 15, 1999 for any reason other than cause, death or disability, all then unexercisable options and/or unvested restricted shares will become fully exercisable and vested.

     In addition to the foregoing agreements and policies, the Company's stock option and restricted stock plans provide for immediate vesting of all outstanding options and awards upon any Change in Control (as defined in such plans) of the Company.

REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is designed to attract, retain and reward executives who are responsible for leading the Company in achieving its business objectives. The Compensation Committee makes decisions each year regarding executive compensation, including annual base salaries, bonus awards and stock option grants and restricted stock awards. All executive officers are reviewed by the full Board of Directors. This report is submitted by the Compensation Committee and addresses the Compensation policies for fiscal 1994 as they affected Mr. Stata, in his capacity as Chairman of the Board and Chief Executive Officer of the Company, and other executive officers of the Company.

  Compensation Philosophy

     The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interests with those of stockholders.

     In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long term performance of the Company. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Compensation Committee applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

  Executive Compensation Program

     Annual compensation for the Company's executives consists of three principal elements -- base salary, cash bonus and stock options and restricted stock awards.

- - CASH COMPENSATION

     Annual cash compensation consists of two elements -- base salary and bonus. In setting the annual cash compensation for Company executives, the Compensation Committee reviews compensation for comparable positions in a group of approximately 20 companies selected by the Committee for comparison purposes. Most of these companies are engaged in the manufacture and sale of semiconductor devices, instruments and computer software. The Company also regularly compares its pay practices with other leading companies through reviews of survey and proxy data.

     Increases in annual base salary are based on a review and evaluation of the performance of the operation or activity for which the executive has responsibility, the impact of that operation or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both within and outside the Company.

     The cash bonus is tied directly to financial performance targets approved by the Board of Directors. The ratio of bonus ("variable" pay) to base salary ("fixed" pay) varies significantly across the levels in the organization to reflect the ability of the individual to impact the performance of the Company and to absorb the risk of variable pay. The cash bonus is dependent solely on corporate performance.

     All of the Company's employees, including its executive officers, participated in the Company's bonus plan (the "Bonus Plan") in fiscal 1994, except those employees on commission plans or in some non-U.S. locations. The purpose of the Bonus Plan is to recognize and reward the contribution of all employees in achieving the Company's goals and objectives. In fiscal 1994 the Bonus Plan provided for the payment of a semi-annual cash bonus based on the Company's attainment of specified Operating Profit Before Taxes ("OPBT") levels. No bonus is payable if the Company's performance falls below a predetermined OPBT threshold (3% of net sales in 1994). To the extent OPBT exceeds this threshold, the bonus payments are increased. Each employee, including executives, is assigned a Bonus Target, calculated as a percentage of such employee's base earnings, determined by comparing competitive data and position. Depending on OPBT levels achieved, the cash bonus is paid as a multiple ("Bonus Factor") of the Bonus Target, ranging from zero to a maximum of two.

- - EQUITY OWNERSHIP

     Total compensation at the executive level also includes longterm incentives afforded by stock options and restricted stock awards. The purpose of the Company's stock ownership program is to (i) reinforce the mutuality of long term interests between employees and the stockholders and (ii) to assist in the attraction and retention of critically important key executives, managers and individual contributors, mostly engineers, who are essential to the Company's success.

     The design of the Company's stock programs includes long vesting periods to optimize the retention value of these options and to orient the Company's managers to longer term success. Generally, stock options vest one-third after three years from date of grant, two-thirds after four years and 100% after five years. Restricted stock awards vest 100% after five years. Generally, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards. While the Company believes that these longer vesting periods are in the best interest of stockholders, they tend to increase the number of options outstanding compared to companies with shorter vesting schedules.

     The size of stock option awards is generally intended to reflect the significance of the executive's current and anticipated contributions to the Company. The exercise price of options granted by the Company is set at 100% of the fair market value per share on the date of grant. Prior to determining the December 1994 option grants to the Company's executives (as described below), the Compensation Committee reviewed survey information of the stock option programs of competitors and other companies with comparable capitalizations. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the price of the Company's Common Stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule, and not by the Compensation Committee.

     The Company's 1991 Restricted Stock Plan provides for the award of restricted stock for a nominal purchase price. Shares purchased under the plan are subject, for a period of five years (the "Restricted Period"), to certain restrictions upon transfer and provisions relating to forfeiture in the event of termination of employment. If the employment of a recipient of an award is terminated prior to the end of the Restricted Period for any reason other than death or disability, all shares of Common Stock covered by the award shall be offered promptly for resale by the recipient to the Company at the original purchase price per share. Since the restricted shares are issued at nominal consideration, the entire value of the shares will constitute additional compensation to the individual at the time of vesting.

  Chairman and Chief Executive Officer Fiscal 1994 Compensation

     Mr. Stata, in his capacity as Chairman and Chief Executive Officer, is eligible to participate in the same executive compensation program available to the Company's other senior executives. The Compensation Committee has set Mr. Stata's total annual compensation, including compensation derived from the Company's bonus program and stock option program, at a level it believes to be competitive with other companies in the industry.

     During fiscal 1994, Mr. Stata's annual base salary was increased $26,000 from $520,000 to $546,000. He was awarded a fiscal 1994 bonus of $427,698 which represented 132% of his Bonus Target (based on 60% of his base salary received during fiscal 1994) and reflected the Company's attainment of 13.2% of OPBT for the entire fiscal year.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over one million dollars paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company has, however, limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m). Based on Mr. Stata's and the other Named Executive Officers' compensation, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Committee does not currently intend to qualify the Bonus Plan as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                            Compensation Committee,

                                                 Gordon C. McKeague, Chairman
                                                 Morris Chang
                                                 Lester C. Thurow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Gordon C. McKeague, Morris Chang and Lester C. Thurow.

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock since October 31, 1989 with the cumulative total return for the Standard & Poor's 500 Index and the Standard & Poor's High Technology
Composite Index. This graph assumes the investment of $100 on October 31, 1989 in the Company's Common Stock, the Standard & Poor's 500 Index and the Standard
& Poor's High Technology Composite Index and assumes dividends are reinvested.
Measurement points are at October 31 for each respective year.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                  AMONG ANALOG DEVICES, THE S & P 500 INDEX
                   AND THE S & P HIGH TECH COMPOSITE INDEX
                          10/89  10/90    10/91   10/92   10/93   10/94
                          -----  -----    -----   -----   -----   -----
Analog Devices             $100    $63     $103    $132    $244    $392
S&P 500                     100     93      124     136     156     162
S&P High Tech Composite     100     88      111     112     139     168


* $100 INVESTED ON 10/31/89 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING OCTOBER 31.


             APPROVAL OF AMENDMENT TO THE ARTICLES OF ORGANIZATION

     On December 7, 1994, the Board of Directors of the Company unanimously voted to recommend to the stockholders that the Company's Restated Articles of Organization be amended to increase the number of authorized shares of Common Stock from 150,000,000 to 300,000,000 shares. On November 29, 1994, the Board of Directors also declared a three-for-two split of the issued shares of the Company's Common Stock. The stock split was effected as a 50% Common Stock dividend paid by the Company on January 4, 1995 to stockholders of record December 12, 1994.

     The authorized Common Stock of the Company currently consists of 150,000,000 shares, $.16 2/3 par value per share, of which 75,383,933 shares were outstanding as of December 31, 1994, an additional approximately 13,365,000 shares were reserved for issuance pursuant to the Company's stock option plans, stock purchase plans and other employee benefit plans, and an additional 52,620,977 shares were reserved for issuance upon exercise of Rights in connection with the Company's Shareholder Rights Plan. The Board of Directors believes that the authorization of additional shares of Common Stock is desirable to provide shares for issuance in connection with possible future stock dividends, future financings, joint ventures, acquisitions or other general corporate purposes. However, there is no existing plan, understanding or agreement for the issuance of any shares of Common Stock with the exception of the shares of Common Stock available for issuance described above. If the amendment is adopted by the stockholders, the Board of Directors will have authority to issue shares of Common Stock without the necessity of further stockholder action. Holders of the Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

BOARD RECOMMENDATION

     The Board of Directors believes the adoption of this amendment is in the best interests of the Company and its stockholders and recommends a vote FOR the adoption of this proposed amendment.

                   APPROVAL OF THE 1994 DIRECTOR OPTION PLAN

     On December 7, 1994, the Board of Directors adopted, subject to stockholder approval, the Company's 1994 Director Option Plan (the "1994 Director Plan"). Under the Director Plan, each existing non-employee director ("Nonemployee Director") of the Company was granted on December 7, 1994, subject to stockholder approval of the 1994 Director Plan, a non-statutory option to purchase 5,250 shares of Common Stock of the Company at an exercise price equal to the fair market value of such shares on the date of grant ($22.17). Each newly elected Nonemployee Director will receive a non-statutory option for the purchase of 5,250 shares of Common Stock on the date of his or her initial election to the Board of Directors. Thereafter, each Nonemployee Director will receive a non-statutory option to purchase 5,250 shares of Common Stock on the first, second and third anniversaries (the "Anniversary Dates") of (i) December 7, 1994, in the case of Nonemployee Director serving on the Board of Directors as of such date, and (ii) the date of the initial option grant in the case of Nonemployee Director first elected to the Board of Directors after December 7, 1994. All options for the shares subject to the 1994 Director Plan shall be granted, if at all, not later than ten years after the approval of the 1994 Director Plan by the stockholders.

     The purpose of the 1994 Director Plan is to encourage ownership in the Company by Nonemployee Directors whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company. The 1994 Director Plan will replace the 1992 Director Plan. Following stockholder approval of the 1994 Director Plan, no additional options will be granted under the 1992 Director Plan. The following is a summary of the principal terms of the 1994 Director Plan.

ADMINISTRATION; ELIGIBILITY AND NUMBER OF SHARES

     The Board of Directors shall supervise and administer the 1994 Director Plan. Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to participate in the 1994 Director Plan. A total of 200,000 shares of the Company's Common Stock may be issued under the 1994 Director Plan which represented approximately 0.27% of the total shares outstanding on December 31, 1994.

TERMS OF OPTIONS

     Subject to stockholder approval of the 1994 Director Plan at the Meeting, an option for the purchase of 5,250 shares of Common Stock was granted at the close of business on December 7, 1994 to each of Messrs. Chang, Doyle, Fuller, Lowe, McKeague, Moses and Thurow. Thereafter, an option for 5,250 shares of Common Stock will be granted at the close of business on December 7, 1995, 1996 and 1997 to each Nonemployee Director who remains a director through such date of grant. Mr. Fuller also received an option to purchase 15,000 shares of Common Stock under the 1992 Director Plan upon his initial election to the Board of Directors.

     Each option granted under the 1994 Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will be exercisable on a cumulative basis in annual installments of 33 1/3% each on the succeeding three anniversaries of the date of grant. Exercisability of these options is conditioned upon continuous service as a director.

     The exercise price of each such option may be paid in cash or check payable to the order of the Company, by the delivery of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or a combination of such methods of payment. Each option granted is not transferable except by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code). If the optionee becomes disabled or dies while serving as a director, the option will vest in full and the optionee or his or her representative may exercise the option in full during the year following his or her disability or death. If the optionee ceases to be a director by reason of retirement of the optionee as a director at the retirement age determined by the Company or by reason of the Company's failure to nominate the optionee for reelection as a director (excluding such director's refusal to serve as a director), each option granted under the 1994 Director Plan then held by such director will be exercisable for the number of shares then vested and exercisable plus the shares which would otherwise become vested and exercisable at the next Anniversary Date. No option may be exercised more than ten years after the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the 1994 Director Plan will be non-statutory stock options. No taxable income is recognized by the optionee upon the grant of a non-statutory stock option. Generally, the optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for one year or more.

AMENDMENT OF THE PLAN

     The Board of Directors may suspend or discontinue the 1994 Director Plan or amend it in any respect; provided, however, that without approval of the stockholders of the Company, the Board may not (i) change the number of shares subject to the 1994 Director Plan, (ii) change the designation of the class of directors eligible to receive options, or (iii) materially increase the benefits accruing to participants under the 1994 Director Plan. Notwithstanding the foregoing, the 1994 Director Plan may not be amended more than once every six months.

BOARD RECOMMENDATION

     The Board of Directors believes that the adoption and approval of the 1994 Director Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the 1994 Director Plan.

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP, independent auditors, as auditors of the Company for the fiscal year ending October 28, 1995. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors will reconsider its selection of Ernst & Young LLP.

     Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal office
in Norwood, Massachusetts not later than October   , 1995 for inclusion in the
proxy statement for that meeting.

                                            By Order of the Board of Directors,

                                                 PAUL P. BROUNTAS, Clerk

February   , 1995

     THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                              ANALOG DEVICES, INC.

                           1994 DIRECTOR OPTION PLAN

1.  PURPOSE

     The purpose of this 1994 Director Option Plan (the "Plan") of Analog Devices, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.  ADMINISTRATION

     The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and nondiscretionary in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

3.  PARTICIPATION IN THE PLAN

     Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.  STOCK SUBJECT TO THE PLAN

     (a) The maximum number of shares which may be issued under the Plan shall be two hundred thousand (200,000) shares of the Company's Common Stock, par value $.16 2/3 per share ("Common Stock"), subject to adjustment as provided in
Section 9 of the Plan.1

     (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

     (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be amended from time to time (the "Code").

- ---------------

     1The maximum number of shares issuable under the Plan and the references to the number of shares purchasable upon exercise of options (as set forth in Section 5) have been adjusted to reflect the 3-for-2 stock split, to be effected in the form of a 50% stock dividend, approved by the Board of Directors of the Company on November 29, 1994 and to be distributed on January 4, 1995 to stockholders of record December 12, 1994.

5.  TERMS, CONDITIONS AND FORM OF OPTIONS

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a) Automatic Option Grants.

          (i) An option for the purchase of 5,250 shares of Common Stock shall be granted automatically to each eligible director at the close of business on the date the Plan is approved by the Board of Directors of the Company (December 7, 1994), subject to shareholder approval of the Plan at the 1995 Annual Meeting of Stockholders.

          (ii) Each eligible director who is first elected or appointed to serve on the Board after December 7, 1994 shall be granted an option to purchase 5,250 shares of Common Stock upon such election or appointment.

          (iii) Each such eligible director shall be granted an additional option to purchase 5,250 shares of Common Stock upon each of the first, second and third "Anniversary Dates" (as defined below) of the initial option grant to such eligible director; provided that such person is an eligible director on the applicable Anniversary Date.

          (iv) The Anniversary Dates of an eligible director who was a member of the Board of Directors on December 7, 1994 shall be December 7, 1995 and successive anniversaries thereof. The Anniversary Dates of an eligible director who is first elected or appointed to the Board of Directors after December 7, 1994 shall be the date which is twelve (12) months after such election or appointment and the successive anniversaries thereof.

     (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock, as listed on a nationally recognized securities exchange, on the date of grant (or, if no such price is reported on such date, such price as reported on the nearest preceding day); or (ii) the fair market value of the stock on the date of grant, as determined by the Board of Directors, if the Common Stock is not publicly traded.

     (c) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (d) Exercise Period. Each option shall vest and be exercisable on a cumulative basis as to one-third of the shares subject to such option on each of the first, second and third Anniversary Dates of the grant of such option, provided that, subject to the provisions of Sections 5(e) and 5(f), no option may be exercised more than 90 days after the optionee ceases to serve as a director of the Company and such option may then only be exercised for the purchase of such number of shares as were vested and exercisable at the time of such termination. No option shall be exercisable after the expiration of ten
(10) years from the date of grant or prior to approval of the Plan by the stockholders of the Company.

     (e) Exercise Period Upon Retirement.  Notwithstanding the provisions of
Section 5(d), in the event an optionee ceases to be a director by reason of retirement of the optionee as a director at the retirement age determined by the Company or by reason of the Company's failure to nominate the optionee for reelection as a director (other than for such director's refusal to serve as a director), each option then held by such director shall, at the time he or she ceases to be a director, be exercisable for that number of shares of Common Stock which equals the sum of (i) the shares which are then vested and exercisable and
(ii) the shares which would otherwise become vested and exercisable at the next succeeding Anniversary Date.

     (f) Exercise Period Upon Death or Disability. Notwithstanding the provisions of Section 5(d), any option granted under the Plan:

          (i) may be exercised in full by an optionee who becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while serving as a director of the Company; or

          (ii) may be exercised

             (x) in full upon the death of an optionee while serving as a director of the Company, or

             (y) to the extent then exercisable upon the death of an optionee within 90 days of ceasing to serve as a director of the Company,

     by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5(i);

in each such case within the period of one year after the date the optionee ceases to be such a director by reason of such death or disability; provided, that no option shall be exercisable after the expiration of ten (10) years from the date of grant or prior to the approval of the Plan by the stockholders of the Company.

     (g) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which they are exercised.

     (h) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options or, (ii) to the extent provided in the applicable option agreement, by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Board of Directors.

     (i) Exercise by Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6. ASSIGNMENTS

     The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

7.  TIME FOR GRANTING OPTIONS

     All options for shares subject to the Plan shall be granted, if at all, not later than ten (10) years after the approval of the Plan by the Company's stockholders.

8.  LIMITATION OF RIGHTS

     (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

     (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

9.  CHANGES IN COMMON STOCK

     (a) If (x) the outstanding shares of Common Stock are exchanged for a different number or kind of shares or other securities of the Company, or (y) the outstanding shares of Common Stock are increased or decreased as a result of any recapitalization, reclassification, stock dividend or stock split (except for the 3-for-2 stock split approved by the Board of Directors on November 29, 1994, which has been reflected in the Plan as adopted by the Board of Directors on December 7, 1994), reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, and (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 9 if such adjustment would cause the Plan to fail to comply with Rule 16b-3 or any successor rule promulgated pursuant to
Section 16 of the Securities Exchange Act of 1934.

     (b) If any event occurs that would constitute a "Change of Control" within the meaning of clause (iii) or (iv) of Section 10 below, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, subject to the provisions of Section 10, as to outstanding options, take one or more of the following actions: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, or (iii) if, under the terms of a merger transaction, holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

10.  CHANGE IN CONTROL

     Notwithstanding any other provision to the contrary in this Plan, in the event of a Change of Control (as defined below), all options outstanding as of the date such Change in Control occurs shall become exercisable in full, whether or not exercisable in accordance with their terms. A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur:
(i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of July 1, 1992, constitute the Board of Directors of the Company (as of the date thereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date thereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets."

11.  AMENDMENT OF THE PLAN

     The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.

12.  WITHHOLDING

     The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan.

13.  EFFECTIVE DATE AND DURATION OF THE PLAN

     (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, all options granted under the Plan shall terminate and no further options shall be granted under the Plan. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 11) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination. Unless sooner terminated in accordance with Section 9, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the fifth anniversary of the date of its approval by the Company's stockholders, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

14.  NOTICE

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

15.  COMPLIANCE WITH RULE 16B-3

     Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor promulgated pursuant to Section 16 of the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Board of Directors in administering the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

16.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.

                                          Approved by the Board of Directors
                                          on December 7, 1994

PROXY

                             ANALOG DEVICES, INC.

               ANNUAL MEETING OF STOCKHOLDERS - MARCH 14, 1995

        The undersigned, revoking all prior proxies, hereby appoints Ray Stata, Paul P. Brountas and Mark G. Borden, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of stock of Analog Devices, Inc, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the World Trade Center Boston, Commonwealth Pier, Boston, Massachusetts, on Tuesday, March 14, 1995, at 10:00 a.m. (Boston Time) and at any adjounment thereof.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 (Continued and to be signed on reverse side)

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST-PAID RETURN ENVELOPE.

                                                                SEE REVERSE SIDE



/x/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW.

1.  Election of Class II Directors (for all nominees except as marked below.)

NOMINEES.  Morris Chang, Jerald G. Fishman, Gordon C. McKeague

                          FOR       WITHHELD
                          / /         / /



- --------------------------------------
For all nominees except as noted above

2. To approve an amendment in the Company's Articles of Organization increasing the number of authorized shares of Common Stock from 150,000,000 to 300,000,000 shares.

3.      To approve the Company's 1994 Director Option Plan.

4.      To ratify the selection at Ernst & Young LLP as independent auditors.

5. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

                MARK HERE                     MARK HERE
               FOR ADDRESS      / /          IF YOU PLAN       / /
                CHANGE AND                    TO ATTEND
               NOTE AT LEFT                  THE MEETING


Please sign exactly as name appears hereon, if the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their names.


Signature:                                                   Date
          ---------------------------------------------------    ---------------

Signature:                                                   Date
          ---------------------------------------------------    ---------------

ANALOG DEVICES, INC.                                                                                 ---------------------
TWO TECHNOLOGY WAY
P.O. BOX 9106                                                                                        FIRST CLASS
NORWOOD, MA 02002-9106                                                                               U.S. POSTAGE
                                                                                                     PAID
                                                                                                     BANK OF
                                                                                                     BOSTON
                                                                                                     ---------------------

                                           IMPORTANT:
                                            THIS POCKET
                                            CONTAINS YOUR
                                            PROXY.
PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY.